UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2007 (November 19, 2007)

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100
(Registrant’s Telephone Number, Including Area Code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Loan and Security Agreement

On November 19, 2007, TravelCenters of America LLC, or TravelCenters, entered into a new loan and security agreement, or credit facility. TravelCenters and its major subsidiaries are the borrowers or guarantors under the credit facility.  A maximum of $100 million may be drawn, repaid and redrawn until maturity on November 19, 2012.  The maximum amount is subject to limits based on qualified collateral. Subject to available collateral and lender approvals, the maximum amount may be increased to $200 million. The credit facility may be used for general business purposes and provides for the issuance of letters of credit. Generally, no principal payments are due until maturity.  Credit facility borrowings bear interest at LIBOR, plus a spread (currently 100 basis points, subject to adjustment based upon facility availability and utilization and other requirements), and are secured principally by the accounts receivable and inventory of the borrowers and guarantors.

The credit facility requires maintenance of collateral, limits the incurrence of debt and liens, restricts the making of certain investments and the payment of dividends and other distributions in certain circumstances, requires a minimum fixed charge ratio under certain circumstances and has other customary covenants, events of default and other provisions. The credit facility provides for acceleration of payment of principal and interest upon an event of default.

Wachovia Capital Finance Corporation (Central) acted as administrative agent and lender, Wachovia Capital Markets, LLC acted as sole lead arranger and bookrunner, and National City Business Credit, Inc. acted as syndication agent for the credit facility. Other lenders initially participating in the credit facility were Bank of America, N.A., U.S. Bank National Association, UBS Loan Finance LLC and Royal Bank of Canada.

There are no amounts currently outstanding on the credit facility.  TravelCenters expects initially to use the credit facility for the issuance of letters of credit to replace substantially all of its currently outstanding letters of credit, which are currently collateralized with cash.

WARNING REGARDING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS CURRENT REPORT ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS.  THESE INCLUDE STATEMENTS IMPLYING FUTURE AVAILABILITY OF BORROWINGS UNDER THE NEW REVOLVING CREDIT FACILITY, TRAVELCENTERS’ ABILITY TO EXPAND THE MAXIMUM AVAILABILITY UNDER THE CREDIT FACILITY AND ITS EXPECTED INITIAL USE OF THE CREDIT FACILITY.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, CONTINUED AVAILABILITY OF BORROWINGS AND LETTERS

OF CREDIT UNDER THE CREDIT FACILITY IS SUBJECT TO TRAVELCENTERS’ MAINTAINING CERTAIN LEVELS OF QUALIFYING COLLATERAL AND MEETING OTHER CONDITIONS.  SIMILARLY, TRAVELCENTERS’ INCREASING THE MAXIMUM AVAILABILITY IS SUBJECT TO OBTAINING ADDITIONAL LENDER COMMITMENTS.  TRAVELCENTERS’ PLANS FOR USE OF THE CREDIT FACILITY MAY CHANGE BASED ON ITS BUSINESS NEEDS, INDUSTRY CONDITIONS OR THIRD PARTY REQUIREMENTS.  SOME OF THESE FACTORS MAY BE BEYOND TRAVELCENTERS’ CONTROL.  FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS MAY BE REQUIRED BY LAW, TRAVELCENTERS DOES NOT INTEND TO IMPLY THAT IT WILL UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

  The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

The Company hereby files the following exhibit:

10.1                 Loan and Security Agreement, dated as of November 19, 2007, among TravelCenters of America LLC, TA Leasing LLC, TA Operating LLC, as borrowers, each of the Guarantors named therein, Wachovia Capital Finance Corporation (Central) as Agent, the entities from time to time parties thereto as Lenders, and Wachovia Capital Markets, LLC as Sole Lead Arranger, Manager and Bookrunner.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ John R. Hoadley
John R. Hoadley
Executive Vice President and Chief Financial Officer

Dated:  November 26, 2007